As filed with the Securities and Exchange Commission on January 24, 2008

Registration No. 333-130556

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BNCCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	322 East Main Bismarck, North Dakota 58501 (701) 250-3040 Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	45-0402816 (I.R.S. Employer Identification Number)
Gregory K. Cleveland
President and Chief Executive Officer
BNCCORP, Inc.
322 East Main
Bismarck, North Dakota 58501
(701) 250-3040
 (Names, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: William B. Masters Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170-5100 (504) 582-8278 Fax: (504) 582-8278

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Commission, acting pursuant to Section 8(c), may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. 

If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box. 

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed by BNCCORP, Inc. (“BNCCORP”) in order to deregister 541,500 shares of BNCCORP’s common stock, $.01 par value, that remain unsold under the Registration Statement which was declared effective by the Commission on January 5, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on January 24, 2008.

BNCCORP, Inc.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President and Chief Executive Officer

[Signatures are on following page.]

S-1

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

*
Tracy Scott	Director	January 24, 2008

/s/ Gregory K. Cleveland
Gregory K. Cleveland	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2008
/s/ Timothy J. Franz
Timothy J. Franz	Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2008
*
Gaylen Ghylin	Director	January 24, 2008

*
Richard M. Johnsen, Jr.	Director	January 24, 2008

*
Mark W. Sheffert	Director	January 24, 2008

*
Jerry R. Woodcox	Director	January 24, 2008

Stephen H. Roman	Director

Bradley D. Bonga	Director

*By:       Gregory K. Cleveland
Gregory K. Cleveland
Attorney-in-fact

S-2